                                                                   EXHIBIT 10.93


                          Williams Communications, LLC
                           One Williams Center, MD 26
                           Tulsa, Oklahoma 74172-0712


                                                      October 11, 2001

iBEAM Broadcasting Corporation
645 Almanor Avenue, Suite 100
Sunnyvale, CA 94085

Ladies and Gentlemen:

         Reference is made to the Debtor-in Possession Term Credit and Security Agreement (the "Agreement"), dated as of October 11, 2001, among iBEAM Broadcasting Corporation, a Delaware corporation (the "Borrower"), debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (the "Case") and Williams Communications, LLC ("Williams"), a Delaware limited liability company, as lender (in such capacity, the "Lender").

         Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

         You agree to pay to the Lender a facility fee equal to 0.50% of the Commitment (the "Facility Fee") on the Closing Date.

         On the date (the "Termination Date") of the consummation of the sale by the Borrower of substantially all of its assets to Williams pursuant to Section 363 of the Bankruptcy Code, as contemplated by and in accordance with the Asset Sale Agreement, the amount of the outstanding Obligations required to be repaid by the Borrower to the Lender on the Termination Date shall be decreased by the amount of the Facility Fee.

         You agree that, except as set forth above, once paid, the Facility Fee or any part thereof payable hereunder shall not be refundable under any circumstances, regardless of whether the transactions contemplated by Asset Sale Agreement are consummated. The Facility Fee payable hereunder shall be paid in immediately available funds and shall be in addition to reimbursement of the Lender's out-of-pocket expenses.

         This Fee Letter is the fee letter referred to in Section 2.11 of the Agreement. The Facility Fee is in addition to, and not in lieu of, any other fees charged to Borrower under the Agreement and the other Loan Documents.

         This Fee Letter may not be amended or waived except by an instrument in writing signed by the Lender and you. This Fee Letter shall be governed by, and construed in accordance with, the laws of the State of New York. This Fee Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Fee Letter by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

         You agree that this Fee Letter and its contents are subject to the confidentiality provisions of the Agreement.


                  [Remainder of page intentionally left blank]

                                            WILLIAMS COMMUNICATIONS, LLC


                                            /s/ JOHN BUMGARNER
                                            -------------------------------
                                            Name:
                                            Title:

Accepted and Agreed to by:


iBEAM BROADCASTING CORPORATION


/s/ PETER DESNOES
-------------------------------
Name:
Title:



                                        3